Exhibit 99.1

MarineMax Announces Strategic Leadership Expansion to Accelerate Yacht and Superyacht Market Growth; Charles Cashman to Lead Global Yacht Sales Efforts

OLDSMAR, FLORIDA, October 9, 2025 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced that Charles A. Cashman, the Company’s Chief Revenue Officer, will devote his efforts to driving continued growth within MarineMax’ s expanding yacht and superyacht business as Senior Vice President of Global Yacht Sales. In this capacity, he will lead yacht sales and global superyacht brokerage operations, key strategic growth areas for MarineMax, which is the world’s largest yacht and superyacht services organization.

“Strategic leadership, deep market knowledge and a relentless focus on growth have defined Chuck’s career with MarineMax,” said Brett McGill, the Company’s Chief Executive Officer and President. “His proven ability to drive sales growth, build strong manufacturer relationships, and inspire high-performing teams will be instrumental as we expand our presence in the yacht and superyacht segments. Chuck’s appointment further enhances our ability to capture new opportunities and deliver exceptional value to our clients and partners worldwide.”

Mr. Cashman will lead yacht sales strategy, execution, and performance, driving sustained growth across brands, regions, and customer segments. Working closely with executive leadership and brand partners, he will deliver integrated sales and marketing initiatives, strengthen team capabilities through targeted development, and foster a consistent, high-performance culture across MarineMax’ s global sales organization. Additionally, he will continue to help guide MarineMax’s long-term strategy.

Since joining MarineMax in 1992, Mr. Cashman has served in positions of increasing responsibilities including Vice President of East Operations and Executive Vice President of Sales, Marketing and Manufacturer Relations before advancing to Chief Revenue Officer in 2016. He is a member of the Board of Directors of the International Yacht Brokers Association.

“I’m honored to take on this expanded role as we continue to broaden our global yacht sales organization,” Mr. Cashman said. “Working alongside our talented team and exceptional brand partners, I look forward to building on our momentum, strengthening our client relationships, and advancing MarineMax’s leadership in the global yacht and superyacht markets.”

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and over 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world;

MarineMax News Release

Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These statements, including those relating to the appointment of Chuck Cashman to Senior Vice President of Global Yachts Sales and his responsibilities in that role, as well as the Company’s momentum, strengthening of its client relationships, and advancement of its leadership in the global yacht and superyacht markets, are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the timing of and potential outcome of the Company’s long-term improvement plan, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s most recently filed Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Mike McLamb

Chief Financial Officer

MarineMax, Inc.

727-531-1700

Scott Solomon

Sharon Merrill Advisors

857-383-2409

HZO@investorrelations.com